Exhibit 10.1

NVNI GROUP LIMITED

2025 LONG-TERM INCENTIVE PLAN

ARTICLE 1. PURPOSE

The purpose of the Nvni Group Limited 2025 Long-Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Nvni Group Limited (the “Company”) by linking the personal interests of Participants to those of Company shareholders and by providing Participants with an incentive for outstanding performance. The Plan is designed to support the Company’s compensation philosophy of aligning management interests with long-term shareholder value creation through a combination of Return on Invested Capital (“ROIC”) and Organic Revenue Growth performance metrics, coupled with mandatory equity investment requirements.

ARTICLE 2. DEFINITIONS

2.1 “Award” means any grant under the Plan of Performance Units, Restricted Shares, or other equity-based compensation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board.

2.4 “Mandatory Investment Requirement” means the requirement that Participants invest seventy-five percent (75%) of their after-tax Annual Incentive Bonus in Company Shares.

2.5 “Organic Revenue Growth” means the year-over-year percentage increase in the Company’s revenues excluding the impact of acquisitions, divestitures, foreign currency translation, and changes in accounting principles.

2.6 “Performance Period” means the three-year period over which performance is measured.

2.7 “ROIC” means Return on Invested Capital, calculated as (Net Income + Tax-Effected Interest Expense) divided by Average Invested Capital.

2.8 “Shares” means the ordinary shares of the Company, par value $0.00001 per share.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to adjustment as provided in Section 3.2, the maximum number of Shares available for issuance under the Plan shall be 5,000,000 Shares.

3.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, or other change in the corporate structure affecting the Shares, the Committee shall adjust the number and class of Shares available under the Plan and the number and class of Shares subject to outstanding Awards in such manner as the Committee determines to be appropriate and equitable.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

1.1 Eligibility. Individuals eligible to participate in the Plan include all executive officers and such other key employees of the Company and its subsidiaries as determined by the Committee.

1.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among eligible individuals those to whom Awards shall be granted.

ARTICLE 5. PERFORMANCE AWARDS

5.1 Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be earned based on achievement of pre-established Performance Goals over a Performance Period.

5.2 Performance Goals. Performance Goals shall be based on the following metrics:

●	ROIC Component (50% weighting): Measured against pre-established ROIC targets

●	Organic Revenue Growth Component (50% weighting): Measured against pre- established growth targets

5.3 Performance Targets. At the beginning of each Performance Period, the Committee shall establish:

●	Threshold performance levels (25% payout)

●	Target performance levels (100% payout)

●	Maximum performance levels (200% payout)

5.4 Certification. Following completion of each Performance Period, the Committee shall certify in writing the extent to which Performance Goals were achieved.

ARTICLE 6. MANDATORY SHARE PURCHASE PROGRAM

6.1 Investment Requirement. As a condition of participation in the Plan, each Participant agrees to invest seventy-five percent (75%) of their after-tax Annual Incentive Bonus in Company Shares.

6.2 Purchase Mechanics. Share purchases shall be executed at Fair Market Value as determined by the most recent independent valuation obtained under Section 409A of the Code.

6.3 Holding Period. Shares purchased under the Mandatory Share Purchase Program shall be subject to a five (5) year transfer restriction from the date of purchase.

6.4 Permitted Transfers. During the Holding Period, Shares may only be transferred:

●	To the Company upon a Participant’s termination of employment

●	To a Participant’s estate upon death

●	As otherwise approved by the Committee for extraordinary circumstances

ARTICLE 7. ADMINISTRATION

7.1 Committee Authority. The Committee shall have full power and authority to:

●	Select Participants

●	Determine Award types and amounts

●	Establish Performance Goals and certify achievement

●	Interpret Plan provisions

●	Adopt rules and procedures for Plan administration

●	Make all other determinations necessary for Plan administration

7.2 Delegation. The Committee may delegate administrative duties to officers or employees of the Company.

ARTICLE 8. CLAWBACK PROVISIONS

8.1 Mandatory Recovery. In the event of an accounting restatement due to material noncompliance with financial reporting requirements, the Company shall recover from Participants any excess compensation received during the three-year period preceding the restatement.

8.2 Additional Recovery Rights. The Committee may require forfeiture or recovery of Awards in cases of:

●	Participant misconduct

●	Violation of Company policies

●	Breach of restrictive covenants

●	Other acts detrimental to Company interests

ARTICLE 9. AMENDMENT AND TERMINATION

9.1 Amendment. The Board may amend the Plan at any time, provided that no amendment may materially impair a Participant’s rights under an outstanding Award without the Participant’s consent.

9.2 Termination. The Board may terminate the Plan at any time. Termination shall not affect outstanding Awards.

ARTICLE 10. GENERAL PROVISIONS

10.1 No Employment Rights. Nothing in the Plan shall confer any right to continued employment.

10.2 Tax Withholding. The Company shall have the right to withhold taxes as required by law.

10.3 Governing Law. The Plan shall be governed by the laws of the Cayman Islands.

10.4 Effective Date. The Plan shall become effective upon approval by the Board.

A. Board Resolution for Plan Adoption

RESOLUTIONS OF THE BOARD OF DIRECTORS OF NVNI GROUP LIMITED

Date: [           ], 2025

WHEREAS, the Board of Directors (the “Board”) of Nvni Group Limited (the “Company”) has determined that it is in the best interests of the Company and its shareholders to establish a long-term incentive plan to attract, retain, and motivate key employees;

WHEREAS, the Board has reviewed the proposed Nvni Group Limited 2025 Long-Term Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Plan incorporates performance metrics based on Return on Invested Capital and Organic Revenue Growth, aligned with the Company’s strategic objectives;

WHEREAS, the Plan includes a mandatory share purchase requirement designed to align participant interests with long-term shareholder value creation;

NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and hereby is, approved and adopted in the form attached hereto as Exhibit A;

RESOLVED FURTHER, that the Compensation Committee of the Board be, and hereby is, authorized to administer the Plan in accordance with its terms;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to take all such actions and execute all such documents as may be necessary or advisable to implement the Plan and effectuate the purposes of these resolutions;

RESOLVED FURTHER, that the Company’s legal counsel be, and hereby is, authorized to make such non-material modifications to the Plan as may be necessary for regulatory compliance; and

RESOLVED FURTHER, that all actions heretofore taken by the officers of the Company in connection with the Plan be, and hereby are, ratified and approved.

B. Individual Award Agreement Template

NVNI GROUP LIMITED PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (this “Agreement”) is made as of [DATE] between Nvni Group Limited, a Cayman Islands exempted company (the “Company”), and [PARTICIPANT NAME] (“Participant”).

RECITALS

A. The Company has adopted the Nvni Group Limited 2025 Long-Term Incentive Plan (the “Plan”).

B. The Compensation Committee has authorized this Award to Participant subject to the terms and conditions set forth herein.

C. Participant acknowledges the mandatory share purchase requirements under the Plan.

AGREEMENT

1. Grant of Performance Award. The Company hereby grants to Participant a Performance Award (the “Award”) with a target value of $[AMOUNT], subject to achievement of Performance Goals over the Performance Period from January 1, 2025 to December 31, 2027.

2. Performance Goals. The Award shall be earned based on achievement of:

●	ROIC Goals (50% weighting):

●	Threshold (25% payout): 12% average ROIC

●	Target (100% payout): 18% average ROIC

●	Maximum (200% payout): 25% average ROIC

●	Organic Revenue Growth Goals (50% weighting):

●	Threshold (25% payout): 8% average annual growth

●	Target (100% payout): 20% average annual growth

●	Maximum (200% payout): 35% average annual growth

3. Performance Certification. Following the Performance Period, the Committee shall certify achievement of Performance Goals and determine the final Award value.

4. Mandatory Share Purchase Commitment. Participant acknowledges and agrees that seventy-five percent (75%) of any after-tax bonus amounts (including amounts earned under this Award) must be used to purchase Company Shares at Fair Market Value, subject to a five-year holding period.

5. Forfeiture Provisions. The Award shall be subject to forfeiture upon:

●	Termination for Cause

●	Violation of Company policies

●	Breach of confidentiality or non-compete obligations

●	Failure to comply with mandatory share purchase requirements

6. Clawback. The Award is subject to recovery under the Company’s Clawback Policy and applicable law.

7. No Assignment. This Award may not be assigned or transferred except by will or laws of descent.

8. Incorporation of Plan. This Agreement is subject to all terms and conditions of the Plan, incorporated herein by reference.

9. Governing Law. This Agreement shall be governed by the laws of the Cayman Islands.

PARTICIPANT ACKNOWLEDGMENT

By signing below, Participant acknowledges receipt of this Agreement and the Plan, and agrees to be bound by their terms and conditions.

PARTICIPANT:            DATE:  ____

[Name]

COMPANY:           DATE:

By: [Name]

Title: [Title]

C. Mandatory Share Purchase Agreement

NVNI GROUP LIMITED

MANDATORY SHARE PURCHASE AGREEMENT

This Mandatory Share Purchase Agreement (this “Agreement”) is entered into as of [DATE] between Nvni Group Limited (the “Company”) and [PARTICIPANT NAME] (“Purchaser”).

RECITALS

WHEREAS, Purchaser is a participant in the Company’s 2025 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Plan requires participants to invest 75% of after-tax incentive compensation in Company shares;

WHEREAS, Purchaser desires to purchase shares in compliance with the Plan requirements;

NOW, THEREFORE, the parties agree as follows:

1. Purchase of Shares. Purchaser agrees to purchase [NUMBER] ordinary shares of the Company (the “Shares”) for an aggregate purchase price of $[AMOUNT].

2. Payment Terms. The purchase price shall be paid in full upon execution of this Agreement via wire transfer or certified check.

3. Transfer Restrictions. The Shares shall be subject to a five (5) year transfer restriction period commencing on the date of purchase, during which time the Shares may not be sold, transferred, pledged, or otherwise disposed of except as permitted under the Plan.

4. Legends. The share certificates shall bear appropriate legends reflecting the transfer restrictions and the nature of the purchase under the Plan.

5. Rights as Shareholder. Subject to the transfer restrictions, Purchaser shall have all rights of a shareholder with respect to the Shares, including voting rights and the right to receive dividends.

6. Compliance with Plan. This Agreement is subject to and governed by the terms of the Plan, which is incorporated herein by reference.

7. Governing Law. This Agreement shall be governed by the laws of the Cayman Islands.

PURCHASER:          DATE:

[Name]

COMPANY:           DATE:

By: [Name]

Title: [Title]

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